Exhibit 99.2

Consolidated Financial Summary
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022	Dec 31, 2022	Mar 31, 2022
Net revenues
Institutional Securities	$6,797	$4,800	$7,657	42%	(11%)
Wealth Management	6,559	6,626	5,935	(1%)	11%
Investment Management	1,289	1,461	1,335	(12%)	(3%)
Intersegment Eliminations	(128)	(138)	(126)	7%	(2%)
Net revenues (1)	$14,517	$12,749	$14,801	14%	(2%)

Provision for credit losses	$234	$87	$57	169%	*

Non-interest expenses
Institutional Securities	$4,716	$3,991	$4,826	18%	(2%)
Wealth Management	4,802	4,760	4,349	1%	10%
Investment Management	1,123	1,247	1,107	(10%)	1%
Intersegment Eliminations	(118)	(130)	(126)	9%	6%
Non-interest expenses (1)(2)	$10,523	$9,868	$10,156	7%	4%

Income before provision for income taxes
Institutional Securities	$1,892	$748	$2,787	153%	(32%)
Wealth Management	1,712	1,840	1,573	(7%)	9%
Investment Management	166	214	228	(22%)	(27%)
Intersegment Eliminations	(10)	(8)	-	(25%)	*
Income before provision for income taxes	$3,760	$2,794	$4,588	35%	(18%)

Net Income applicable to Morgan Stanley
Institutional Securities	$1,478	$656	$2,191	125%	(33%)
Wealth Management	1,376	1,424	1,272	(3%)	8%
Investment Management	134	162	203	(17%)	(34%)
Intersegment Eliminations	(8)	(6)	-	(33%)	*
Net Income applicable to Morgan Stanley	$2,980	$2,236	$3,666	33%	(19%)

Earnings applicable to Morgan Stanley common shareholders	$2,836	$2,113	$3,542	34%	(20%)

Notes:
-	Firm net revenues excluding mark-to-market gains and losses on deferred cash-based compensation plans (DCP) were: 1Q23: $14,364 million, 4Q22: $12,555 million, 1Q22: $15,242 million.
-	Firm compensation expenses excluding DCP were: 1Q23: $6,217 million, 4Q22: $5,426 million, 1Q22: $6,562 million.
-	The End Notes are an integral part of this presentation. See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated Financial Metrics, Ratios and Statistical Data
(unaudited)
	Quarter Ended			Percentage Change From:
	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022	Dec 31, 2022	Mar 31, 2022

Financial Metrics:

Earnings per basic share	$1.72	$1.28	$2.04	34%	(16%)
Earnings per diluted share	$1.70	$1.26	$2.02	35%	(16%)

Return on average common equity	12.4%	9.2%	14.7%
Return on average tangible common equity	16.9%	12.6%	19.8%

Book value per common share	$55.13	$54.55	$54.18
Tangible book value per common share	$40.68	$40.06	$39.91

Financial Ratios:

Pre-tax profit margin	26%	22%	31%
Compensation and benefits as a % of net revenues	44%	44%	42%
Non-compensation expenses as a % of net revenues	28%	33%	26%
Firm expense efficiency ratio (1)	72%	77%	69%
Effective tax rate (2)	19.3%	18.9%	19.0%

Statistical Data:

Period end common shares outstanding (millions)	1,670	1,675	1,756	--	(5%)
Average common shares outstanding (millions)
Basic	1,645	1,652	1,733	--	(5%)
Diluted	1,663	1,679	1,755	(1%)	(5%)

Worldwide employees	82,266	82,427	76,541	--	7%

The End Notes are an integral part of this presentation. See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated and U.S. Bank Supplemental Financial Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022	Dec 31, 2022	Mar 31, 2022

Consolidated Balance sheet

Total assets	$1,199,904	$1,180,231	$1,222,233	2%	(2%)
Loans (1)	$222,727	$222,182	$208,750	--	7%
Deposits	$347,523	$356,646	$360,840	(3%)	(4%)
Long-term debt outstanding	$245,595	$233,867	$225,671	5%	9%
Maturities of long-term debt outstanding (next 12 months)	$20,382	$18,910	$21,205	8%	(4%)

Average liquidity resources	$321,195	$312,250	$338,281	3%	(5%)

Common equity	$92,076	$91,391	$95,151	1%	(3%)
Less: Goodwill and intangible assets	(24,125)	(24,268)	(25,068)	(1%)	(4%)
Tangible common equity	$67,951	$67,123	$70,083	1%	(3%)

Preferred equity	$8,750	$8,750	$7,750	--	13%

U.S. Bank Supplemental Financial Information
Total assets	$384,794	$390,963	$389,978	(2%)	(1%)
Loans	$206,785	$206,344	$194,791	--	6%
Investment securities portfolio (2)	$123,250	$123,254	$129,886	--	(5%)
Deposits	$340,926	$350,553	$352,078	(3%)	(3%)

Regional revenues
Americas	$10,791	$9,897	$10,464	9%	3%
EMEA (Europe, Middle East, Africa)	1,737	1,430	2,311	21%	(25%)
Asia	1,989	1,422	2,026	40%	(2%)
Consolidated net revenues	$14,517	$12,749	$14,801	14%	(2%)

The End Notes are an integral part of this presentation. See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated Average Common Equity and Regulatory Capital Information
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022	Dec 31, 2022	Mar 31, 2022

Average Common Equity
Institutional Securities	$45.6	$48.8	$48.8	(7%)	(7%)
Wealth Management	28.8	31.0	31.0	(7%)	(7%)
Investment Management	10.4	10.6	10.6	(2%)	(2%)
Parent	6.6	1.1	6.3	*	5%
Firm	$91.4	$91.5	$96.7	--	(5%)

Regulatory Capital

Common Equity Tier 1 capital	$69.4	$68.7	$72.5	1%	(4%)
Tier 1 capital	$77.9	$77.2	$80.1	1%	(3%)

Standardized Approach
Risk-weighted assets	$459.1	$447.8	$501.4	3%	(8%)
Common Equity Tier 1 capital ratio	15.1%	15.3%	14.5%
Tier 1 capital ratio	17.0%	17.2%	16.0%

Advanced Approach
Risk-weighted assets	$445.3	$438.8	$456.5	1%	(2%)
Common Equity Tier 1 capital ratio	15.6%	15.6%	15.9%
Tier 1 capital ratio	17.5%	17.6%	17.6%

Leverage-based capital
Tier 1 leverage ratio	6.7%	6.7%	6.8%
Supplementary Leverage Ratio	5.5%	5.5%	5.5%

The End Notes are an integral part of this presentation. See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Institutional Securities
Income Statement Information, Financial Metrics and Ratios
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022	Dec 31, 2022	Mar 31, 2022
Revenues:

Advisory	$638	$711	$944	(10%)	(32%)
Equity	202	227	258	(11%)	(22%)
Fixed income	407	314	432	30%	(6%)
Underwriting	609	541	690	13%	(12%)
Investment banking	1,247	1,252	1,634	--	(24%)

Equity	2,729	2,176	3,174	25%	(14%)
Fixed income	2,576	1,418	2,923	82%	(12%)
Other	245	(46)	(74)	*	*

Net revenues	6,797	4,800	7,657	42%	(11%)

Provision for credit losses	189	61	44	*	*

Compensation and benefits	2,365	1,644	2,604	44%	(9%)
Non-compensation expenses	2,351	2,347	2,222	--	6%
Total non-interest expenses	4,716	3,991	4,826	18%	(2%)

Income before provision for income taxes	1,892	748	2,787	153%	(32%)
Net income applicable to Morgan Stanley	$1,478	$656	$2,191	125%	(33%)

Pre-tax profit margin	28%	16%	36%
Compensation and benefits as a % of net revenues	35%	34%	34%
Non-compensation expenses as a % of net revenues	35%	49%	29%

Return on Average Common Equity	12%	5%	17%
Return on Average Tangible Common Equity (1)	12%	5%	17%

Trading VaR (Average Daily 95% / One-Day VaR)	$55	$64	$39

The End Notes are an integral part of this presentation. See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Wealth Management
Income Statement Information, Financial Metrics and Ratios
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022	Dec 31, 2022	Mar 31, 2022
Revenues:
Asset management	$3,382	$3,347	$3,626	1%	(7%)
Transactional	921	931	635	(1%)	45%
Net interest income	2,158	2,138	1,540	1%	40%
Other	98	210	134	(53%)	(27%)
Net revenues (1)	6,559	6,626	5,935	(1%)	11%

Provision for credit losses	45	26	13	73%	*

Compensation and benefits (1)	3,477	3,343	3,125	4%	11%
Non-compensation expenses	1,325	1,417	1,224	(6%)	8%
Total non-interest expenses	4,802	4,760	4,349	1%	10%

Income before provision for income taxes	1,712	1,840	1,573	(7%)	9%
Net income applicable to Morgan Stanley	$1,376	$1,424	$1,272	(3%)	8%

Pre-tax profit margin	26%	28%	27%
Compensation and benefits as a % of net revenues	53%	50%	53%
Non-compensation expenses as a % of net revenues	20%	21%	21%

Return on Average Common Equity	19%	18%	16%
Return on Average Tangible Common Equity (2)	36%	34%	30%

Notes:
-	Wealth Management net revenues excluding DCP were: 1Q23: $6,458 million, 4Q22: $6,520 million, 1Q22: $6,231 million.
-	Wealth Management compensation expenses excluding DCP were: 1Q23: $3,358 million, 4Q22: $3,228 million, 1Q22: $3,325 million.
-
The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Wealth Management
Financial Information and Statistical Data
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022	Dec 31, 2022	Mar 31, 2022

Wealth Management Metrics

Total client assets	$4,558	$4,187	$4,869	9%	(6%)
Net new assets	$109.6	$51.6	$142.0	112%	(23%)
U.S. Bank loans	$143.7	$146.1	$136.7	(2%)	5%
Margin and other lending (1)	$21.1	$22.0	$29.2	(4%)	(28%)
Deposits (2)	$341	$351	$352	(3%)	(3%)
Annualized weighted average cost of deposits
Period end	2.05%	1.59%	0.09%
Period average	1.86%	1.32%	0.10%

Advisor-led channel

Advisor-led client assets	$3,582	$3,392	$3,835	6%	(7%)

Fee-based client assets	$1,769	$1,678	$1,873	5%	(6%)
Fee-based asset flows	$22.4	$20.4	$97.2	10%	(77%)
Fee-based assets as a % of advisor-led client assets	49%	49%	49%

Self-directed channel

Self-directed assets	$976	$795	$1,034	23%	(6%)
Daily average revenue trades (000's)	831	755	1,016	10%	(18%)
Self-directed households (millions)	8.1	8.0	7.6	1%	7%

Workplace channel

Stock plan unvested assets	$358	$302	$454	19%	(21%)
Number of stock plan participants (millions)	6.5	6.3	5.8	3%	12%

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Investment Management
Income Statement Information, Financial Metrics and Ratios
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022	Dec 31, 2022	Mar 31, 2022
Revenues:
Asset management and related fees	$1,248	$1,371	$1,388	(9%)	(10%)
Performance-based income and other	41	90	(53)	(54%)	*
Net revenues	1,289	1,461	1,335	(12%)	(3%)

Compensation and benefits	568	628	545	(10%)	4%
Non-compensation expenses	555	619	562	(10%)	(1%)
Total non-interest expenses	1,123	1,247	1,107	(10%)	1%

Income before provision for income taxes	166	214	228	(22%)	(27%)
Net income applicable to Morgan Stanley	$134	$162	$203	(17%)	(34%)

Pre-tax profit margin	13%	15%	17%
Compensation and benefits as a % of net revenues	44%	43%	41%
Non-compensation expenses as a % of net revenues	43%	42%	42%

Return on Average Common Equity	5%	6%	8%
Return on Average Tangible Common Equity (1)	73%	85%	106%

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Investment Management
Financial Information and Statistical Data
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022	Dec 31, 2022	Mar 31, 2022

Assets under management or supervision (AUM)

Net flows by asset class
Equity	$(2.1)	$(6.1)	$(7.5)	66%	72%
Fixed Income	(2.0)	(3.8)	(3.9)	47%	49%
Alternatives and Solutions	1.7	3.9	(3.0)	(56%)	*
Long-Term Net Flows	(2.4)	(6.0)	(14.4)	60%	83%

Liquidity and Overlay Services	13.9	(18.5)	(28.1)	*	*

Total Net Flows	$11.5	$(24.5)	$(42.5)	*	*

Assets under management or supervision by asset class
Equity	$277	$259	$337	7%	(18%)
Fixed Income	175	173	195	1%	(10%)
Alternatives and Solutions	448	431	449	4%	--
Long-Term Assets Under Management or Supervision	$900	$863	$981	4%	(8%)

Liquidity and Overlay Services	462	442	466	5%	(1%)

Total Assets Under Management or Supervision	$1,362	$1,305	$1,447	4%	(6%)

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated Loans and Lending Commitments
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022	Dec 31, 2022	Mar 31, 2022

Institutional Securities

Loans:
Corporate	$18.3	$17.0	$13.0	8%	41%
Secured lending facilities	40.0	38.6	34.4	4%	16%
Commercial and residential real estate	11.8	11.7	14.6	1%	(19%)
Securities-based lending and other	8.7	8.5	9.7	2%	(10%)

Total Loans	78.8	75.8	71.7	4%	10%

Lending Commitments	122.3	119.7	128.0	2%	(4%)

Institutional Securities Loans and Lending Commitments	$201.1	$195.5	$199.7	3%	1%

Wealth Management

Loans:
Securities-based lending and other	$88.4	$91.7	$89.5	(4%)	(1%)
Residential real estate	55.3	54.4	47.2	2%	17%

Total Loans	143.7	146.1	136.7	(2%)	5%

Lending Commitments	17.8	17.3	14.5	3%	23%

Wealth Management Loans and Lending Commitments	$161.5	$163.4	$151.2	(1%)	7%

Consolidated Loans and Lending Commitments (1)	$362.6	$358.9	$350.9	1%	3%

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated Loans and Lending Commitments
Allowance for Credit Losses (ACL) as of March 31, 2023
(unaudited, dollars in millions)

	Loans and Lending Commitments	ACL (1)	ACL %	Q1 Provision
	(Gross)
Loans:
Held For Investment (HFI)

Corporate	$7,435	$265	3.6%	$31
Secured lending facilities	37,187	152	0.4%	-
Commercial and residential real estate	8,601	335	3.9%	129
Other	3,430	13	0.4%	-
Institutional Securities - HFI	$56,653	$765	1.4%	$160

Wealth Management - HFI	143,863	205	0.1%	41

Held For Investment	$200,516	$970	0.5%	$201

Held For Sale	15,146

Fair Value	7,817

Total Loans	223,479	970		201

Lending Commitments	140,096	539	0.4%	33

Consolidated Loans and Lending Commitments	$363,575	$1,509		$234

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Definition of U.S. GAAP to Non-GAAP Measures

(a)
The Firm prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP).  From time to time, Morgan Stanley may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise.  The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP.  Non-GAAP financial measures disclosed by Morgan Stanley are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition, operating results, or prospective regulatory capital requirements.  These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies.  Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable U.S. GAAP financial measure.  In addition to the following notes, please also refer to the Firm's Annual Report on Form 10-K for the year ended December 31, 2022 (2022 Form 10-K).

(b)
The following are considered non-GAAP financial measures that the Firm considers useful for analysts, investors and other stakeholders to allow comparability of operating performance and capital adequacy. These measures are calculated as follows:

	-	The return on average tangible common equity represents annualized earnings applicable to Morgan Stanley common shareholders as a percentage of average tangible common equity.
-
Segment return on average common equity and return on average tangible common equity represent full year net income or annualized net income for the quarter applicable to Morgan Stanley for each segment, less preferred dividend segment allocation, divided by average common equity and average tangible common equity for each respective segment.  The segment adjustments to common equity to derive segment average tangible common equity are generally set at the beginning of the year, and will remain fixed throughout the year until the next annual reset unless a significant business change occurs (e.g., acquisition or disposition).

	-	Tangible common equity represents common equity less goodwill and intangible assets net of certain mortgage servicing rights deduction.
	-	Tangible book value per common share represents tangible common equity divided by period end common shares outstanding.
	-	Net revenues excluding DCP represents net revenues adjusted for the impact of mark-to-market gains/losses on economic hedges associated with certain employee deferred cash-based compensation plans.
	-	Compensation expense excluding DCP represents compensation adjusted for the impact related to certain deferred cash-based compensation plans linked to investment performance.

Definitions of Performance Metrics and Terms

Our earnings releases, earnings conference calls, financial presentations and other communications may also include certain metrics which we believe to be useful to us, analysts, investors and other stakeholders by providing further transparency about, or an additional means of assessing, our financial condition and operating results.

Page 1:
(a)	Provision for credit losses represents the provision for credit losses on loans held for investment and unfunded lending commitments.
(b)	Net income applicable to Morgan Stanley represents net income, less net income applicable to nonredeemable noncontrolling interests.
(c)	Earnings applicable to Morgan Stanley common shareholders represents net income applicable to Morgan Stanley, less preferred dividends.

Page 2:
(a)	The return on average common equity represents annualized earnings applicable to Morgan Stanley common shareholders as a percentage of average common equity.
(b)	Book value per common share represents common equity divided by period end common shares outstanding.
(c)	Tangible book value per common share represents tangible common equity divided by period end common shares outstanding.
(d)	Pre-tax profit margin percentages represent income before provision for income taxes as percentages of net revenues.
(e)	The Firm expense efficiency ratio represents total non‐interest expenses as a percentage of net revenues.

Page 3:
(a)
Liquidity Resources, which are primarily held within the Parent and its major operating subsidiaries, are comprised of high quality liquid assets (HQLA) and cash deposits with banks ("Liquidity Resources"). The total amount of Liquidity Resources is actively managed by us considering the following components: unsecured debt maturity profile; balance sheet size and composition; funding needs in a stressed environment, inclusive of contingent cash outflows; legal entity, regional and segment liquidity requirements; regulatory requirements; and collateral requirements. Average Liquidity Resources represents the average daily balance for the three months ended March 31, 2023, December 31, 2022 and March 31, 2022.

(b)	The Firm's goodwill and intangible balances utilized in the calculation of tangible common equity are net of certain mortgage servicing rights deduction.
(c)
U.S. Bank refers to the Firm's U.S. Bank operating subsidiaries Morgan Stanley Bank, N.A. and Morgan Stanley Private Bank, National Association, and excludes balances between Bank subsidiaries, as well as deposits from the Parent and affiliates.

(d)
Firmwide regional revenues reflect the Firm's consolidated net revenues on a managed basis.  Further discussion regarding the geographic methodology for net revenues is disclosed in Note 23 to the consolidated financial statements included in the Firm's 2022 Form 10-K.

Page 4:
(a)
The Firm's attribution of average common equity to the business segments is based on the Required Capital framework, an internal capital adequacy measure. This framework is a risk-based and leverage-based capital measure, which is compared with the Firm's regulatory capital to ensure that the Firm maintains an amount of going concern capital after absorbing potential losses from stress events, where applicable, at a point in time. The Required Capital Framework is based on the Firm's regulatory capital requirements. The Firm defines the difference between its total average common equity and the sum of the average common equity amounts allocated to its business segments as Parent common equity. The amount of capital allocated to the business segments is generally set at the beginning of the year, and will remain fixed throughout the year until the next annual reset unless a significant business change occurs (e.g., acquisition or disposition). The Firm continues to evaluate its required capital framework with respect to the impact of evolving regulatory requirements, as appropriate. For further discussion of the framework, refer to "Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Regulatory Requirements" in the Firm’s 2022 Form 10‐K.

(b)
The Firm's risk‐based capital ratios are computed under each of the (i) standardized approaches for calculating credit risk and market risk risk‐weighted assets (RWAs) (the “Standardized Approach”) and (ii) applicable advanced approaches for calculating credit risk, market risk and operational risk RWAs (the “Advanced Approach”). For information on the calculation of regulatory capital and ratios, and associated regulatory requirements, please refer to "Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Regulatory Requirements" in the Firm’s 2022 Form 10‐K.

(c)	Supplementary leverage ratio represents Tier 1 capital divided by the total supplementary leverage exposure.

Page 5:
(a)
Institutional Securities Equity and Fixed income net revenues include trading, net interest income (interest income less interest expense), asset management, commissions and fees, investments and other revenues which are directly attributable to those businesses.

(b)	Pre-tax profit margin percentages represent income before provision for income taxes as percentages of net revenues.
(c)
VaR represents the unrealized loss in portfolio value that one would not expect to exceed, on average, more than five times every one hundred trading days in the Firm's trading positions if the portfolio were held constant for a one-day period. Further discussion of the calculation of VaR and the limitations of the Firm's VaR methodology, is disclosed in "Quantitative and Qualitative Disclosures about Risk" included in the Firm's 2022 Form 10-K.

Page 6:
(a)	Transactional revenues for the Wealth Management segment includes investment banking, trading, and commissions and fee revenues.
(b)	Net interest income represents interest income less interest expense.
(c)	Other revenues for the Wealth Management segment includes investments and other revenues.
(d)	Pre-tax profit margin percentages represent income before provision for income taxes as percentages of net revenues.

Definitions of Performance Metrics and Terms

Our earnings releases, earnings conference calls, financial presentations and other communications may also include certain metrics which we believe to be useful to us, analysts, investors and other stakeholders by providing further transparency about, or an additional means of assessing, our financial condition and operating results.

Page 7:
(a)
Client assets represent those for which Wealth Management is providing services including financial advisor-led brokerage, custody, administrative and investment advisory services; self-directed brokerage services; financial and wealth planning services; workplace services, including stock plan administration, and retirement plan services.

(b)
Net new assets represent client inflows, including dividends and interest, and asset acquisitions, less client outflows, and exclude activity from business combinations/divestitures and the impact of fees and commissions.

(c)
Margin and other lending represents margin lending arrangements, which allow customers to borrow against the value of qualifying securities and other lending which includes non‐purpose securities-based lending on non‐bank entities.

(d)
Deposits reflect liabilities sourced from Wealth Management clients and other sources of funding on the U.S. Bank Subsidiaries. Deposits include sweep deposit programs, savings and other, and time deposits.

(e)
Annualized weighted average cost of deposits represents the total annualized weighted average cost of the various deposit products, excluding the effect of related hedging derivatives. The period end cost of deposits is based upon balances and rates as of March 31, 2023, December 31, 2022 and March 31, 2022. The period average is based on both daily average deposit balances and rates for the period.

(f)	Advisor-led client assets represent client assets in accounts that have a Wealth Management representative assigned.
(g)	Fee‐based client assets represent the amount of assets in client accounts where the basis of payment for services is a fee calculated on those assets.
(h)
Fee-based asset flows include net new fee-based assets (including asset acquisitions), net account transfers, dividends, interest and client fees, and exclude institutional cash management related activity. For a description of the Inflows and Outflows included in Fee-based asset flows, see Fee-based client assets in the 2022 Form 10-K.

(i)	Self-directed assets represent active accounts which are not advisor led. Active accounts are defined as having at least $25 in assets.
(j)	Daily average revenue trades (DARTs) represent the total self-directed trades in a period divided by the number of trading days during that period.
(k)
Self-directed households represent the total number of households that include at least one account with self-directed assets. Individual households or participants that are engaged in one or more of our Wealth Management channels are included in each of the respective channel counts.

(l)
The workplace channel assets includes equity compensation solutions for companies, their executives and employees. Stock plan unvested assets represent the market value of public company securities at the end of the period.

(m)
Stock plan participants represent total accounts with vested and/or unvested stock plan assets in the workplace channel. Individuals with accounts in multiple plans are counted as participants in each plan.

Page 8:
(a)
Asset management and related fees represents management and administrative fees, distribution fees, and performance-based fees, not in the form of carried interest. Asset management and related fees represents Asset management as reported on the Firm’s consolidated income statement.

(b)
Performance-based income and other includes performance-based fees in the form of carried interest, gains and losses from investments, gains and losses from hedges on seed capital and certain employee deferred compensation plans, net interest, and other revenues. Performance-based income and other represents investments, investment banking, trading, net interest and other revenues as reported on the Firm’s consolidated income statement.

(c)	Pre-tax profit margin percentages represent income before provision for income taxes as percentages of net revenues.

Page 9:
(a)
Investment Management Alternatives and Solutions asset class includes products in Fund of Funds, Real Estate, Private Equity and Credit strategies, Multi‐Asset portfolios, as well as Custom Separate Account portfolios.

(b)
Investment Management net flows include new commitments, investments or reinvestments, net of client redemptions, returns of capital post-fund investment period and dividends not reinvested and excludes the impact of the transition of funds from their commitment period to the invested capital period.

(c)
Overlay Services represents investment strategies that use passive exposure instruments to obtain, offset, or substitute specific portfolio exposures beyond those provided by the underlying holdings of the fund.

(d)
Total assets under management or supervision excludes shares of minority stake assets which represent the Investment Management business segment’s proportional share of assets managed by third-party asset managers in which we hold investments accounted for under the equity method.

Page 10 and 11:
(a)	Corporate loans include relationship and event-driven loans and typically consist of revolving lines of credit, term loans and bridge loans.
(b)
Secured lending facilities include loans provided to clients, which are primarily secured by loans, which are, in turn, collateralized by various assets including residential real estate, commercial real estate, corporate and financial assets.

(c)	Securities-based lending and other includes financing extended to sales and trading customers and corporate loans purchased in the secondary market.
(d)	Institutional Securities Lending Commitments principally include Corporate lending activity.

Supplemental Quantitative Details and Calculations

Page 1:
(1) The following sets forth the net revenue impact of mark-to-market gains and losses on investments associated with DCP and compensation expense impact related to DCP:

	1Q23	4Q22	1Q22
Net revenues	$14,517	$12,749	$14,801
Adjustment for mark-to-market on DCP	(153)	(194)	441
Adjusted Net revenues - non-GAAP	$14,364	$12,555	$15,242

Compensation expense	$6,410	$5,615	$6,274
Adjustment for mark-to-market on DCP	(193)	(189)	288
Adjusted Compensation expense - non-GAAP	$6,217	$5,426	$6,562

-
Compensation expense for deferred cash-based compensation awards is calculated based on the notional value of the award granted, adjusted for changes in the fair value of the referenced investments that employees select. Compensation expense is recognized over the vesting period relevant to each separately vesting portion of deferred awards.

-
The Firm invests directly, as a principal, in financial instruments and other investments to economically hedge certain of its obligations under these deferred cash-based compensation plans. Changes in the fair value of such investments, net of financing costs, are recorded in Net revenues, and included in Transactional revenues in the Wealth Management business segment. Although changes in compensation expense resulting from changes in the fair value of the referenced investments will generally be offset by changes in the fair value of investments recognized in net revenues, there is typically a timing difference between the immediate recognition of gains and losses on the Firm’s investments and the deferred recognition of the related compensation expense over the vesting period.  While this timing difference may not be material to Income before provision for income taxes for the Firm in any individual period, it may impact the Wealth Management business segment reported ratios and operating metrics in certain periods due to potentially significant impacts to net revenues and compensation expenses.

(2)	The Firm non-interest expenses by category are as follows:

	1Q23	4Q22	1Q22
Compensation and benefits (a)	$6,410	$5,615	$6,274

Non-compensation expenses:
Brokerage, clearing and exchange fees	881	851	882
Information processing and communications	915	933	829
Professional services	710	853	705
Occupancy and equipment	440	443	427
Marketing and business development	247	295	175
Other	920	878	864
Total non-compensation expenses	4,113	4,253	3,882
Total non-interest expenses	$10,523	$9,868	$10,156

(a)
The Firm recorded severance costs of $133 million in the fourth quarter of 2022, associated with a December employee action, which were reported in the business segments’ results as follows: Institutional Securities $88 million, Wealth Management $30 million and Investment Management $15 million.

Page 2:
(1)	For the quarter ended March 31, 2023, Firm results include pre-tax integration-related expenses of $77 million, of which $53 million is reported in the Wealth Management business segment and $24 million is reported in the Investment Management business segment.

(2)	The income tax consequences related to employee share‐based payments are recognized in Provision for income taxes in the consolidated income statement, and may be either a benefit or a provision. The impacts of recognizing excess tax benefits upon conversion of awards are $149 million and $205 million for the first quarter of 2023 and 2022, respectively.

Page 3:
(1) Includes loans held for investment (net of allowance), loans held for sale and also includes loans at fair value which are included in Trading assets on the balance sheet.
(2)	As of March 31, 2023, December 31, 2022 and March 31, 2022, the U.S. Bank investment securities portfolio included held to maturity investment securities of $55.7 billion, $56.4 billion and $60.6 billion, respectively.

Page 5:
(1)	Institutional Securities average tangible common equity represents average common equity adjusted to exclude goodwill and intangible assets net of allowable mortgage servicing rights deduction. The adjustments are as follows: 1Q23: $471mm; 4Q22: $576mm; 1Q22: $576mm

Page 6:
(1)	The following sets forth the net revenue impact of mark-to-market gains and losses on investments associated with DCP and compensation expense impact related to DCP:

	1Q23	4Q22	1Q22
Net revenues	$6,559	$6,626	$5,935
Adjustment for mark-to-market on DCP	(101)	(106)	296
Adjusted Net revenues - non-GAAP	$6,458	$6,520	$6,231

Compensation expense	$3,477	$3,343	$3,125
Adjustment for mark-to-market on DCP	(119)	(115)	200
Adjusted Compensation expense - non-GAAP	$3,358	$3,228	$3,325

(2)	Wealth Management average tangible common equity represents average common equity adjusted to exclude goodwill and intangible assets net of allowable mortgage servicing rights deduction. The adjustments are as follows: 1Q23: $14,075mm; 4Q22: $14,746mm; 1Q22: $14,746mm

Supplemental Quantitative Details and Calculations

Page 7:
(1)	Wealth Management other lending includes $2 billion, $2 billion and $3 billion, respectively, of non-purpose securities based lending on non-bank entities in the periods ended March 31, 2023, December 31, 2022 and March 31, 2022.
(2)	For the quarters ended March 31, 2023, December 31, 2022 and March 31, 2022, Wealth Management deposits of $341 billion, $351 billion and $352 billion, respectively, exclude off-balance sheet deposits of $2 billion, $6 billion and $8 billion, respectively, held by third parties outside of Morgan Stanley. Total deposits details are as follows:

	1Q23	4Q22	1Q22
Brokerage sweep deposits	$172	$198	$309
Other deposits	169	153	43
Total balance sheet deposits	341	351	352
Off-balance sheet deposits	2	6	8
Total deposits	$343	$357	$360

Page 8:
(1)	Investment Management average tangible common equity represents average common equity adjusted to exclude goodwill and intangible assets net of allowable mortgage servicing rights deduction. The adjustments are as follows: 1Q23: $9,687mm; 4Q22: $9,815mm; 1Q22: $9,815mm

Page 10:
(1)	For the quarters ended March 31, 2023, December 31, 2022 and March 31, 2022, Investment Management reflected loan balances of $219 million, $222 million and $362 million, respectively.

Page 11:
(1)	For the quarter ended March 31, 2023, the Allowance Rollforward for Loans and Lending Commitments is as follows:

	Institutional Securities	Wealth Management	Total
Loans

Allowance for Credit Losses (ACL)
Beginning Balance - December 31, 2022	$674	$165	$839
Net Charge Offs	(70)	(1)	(71)
Provision	160	41	201
Other	1	-	1
Ending Balance - March 31, 2023	$765	$205	$970

Lending Commitments

Allowance for Credit Losses (ACL)
Beginning Balance - December 31, 2022	$484	$20	$504
Net Charge Offs	-	-	-
Provision	29	4	33
Other	2	-	2
Ending Balance - March 31, 2023	$515	$24	$539

Loans and Lending Commitments

Allowance for Credit Losses (ACL)
Beginning Balance - December 31, 2022	$1,158	$185	$1,343
Net Charge Offs	(70)	(1)	(71)
Provision	189	45	234
Other	3	-	3
Ending Balance - March 31, 2023	$1,280	$229	$1,509

Legal Notice

This Financial Supplement contains financial, statistical and business-related information, as well as business and segment trends.
The information should be read in conjunction with the Firm's first quarter earnings press release issued April 19, 2023.